                                                                     EXHIBIT 3.6

                          CERTIFICATE OF INCORPORATION

                                       of

                             OMNI EXPLORATION, INC.

      FIRST. Name. The name of the Corporation is Omni Exploration, Inc.

      SECOND. Registered Office. The address of its registered office in the State of Delaware is 102 Springer Building, 3411 Silverside Road, in Wilmington, County of New Castle. The name of its registered agent at such address is Organization Services, Inc., c/o George Warren, President.

      THIRD. Purposes. The nature of the business or purposes to be conducted or promoted is:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and execute all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

      FOURTH. Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock with a par value of $0.01 per share and Twenty-Five Million (25,000,000) shares of Common Stock with a par value of $0.01 per share.

            (a) The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of paragraph (b) of this Article FOURTH.

            (b) Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of such series to fix by resolution or resolutions providing for the issue of shares thereof the voting rights, if any, the designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special and relative rights of such series to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) The dividend rate, if any, of such series, any preferences to or provisions in relation to the dividends payable on any other class or classes or of any other series of stock whether or not the dividends are cumulative or non-cumulative, and any limitations, restrictions or conditions on the payment of dividends;

                  (3) Whether the shares of such series shall be subject to
            redemption and, if such shares are subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                  (4) Whether the shares of such series shall be entitled to the benefits of a sinking fund to be applied to the purchase or redemption of shares of such series and if so entitled, the amount of such fund and the manner of its application;

                  (5) The amount or amounts payable upon the shares of such
            series in the event of any liquidation, dissolution or winding up of the Corporation;

                  (6) Whether the shares of such series shall be made
            convertible into or exchangeable for, shares of any other class or classes of stock of the Corporation or shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (7) Whether the shares of such series have any voting powers and, if voting powers are so granted, the extent of such voting powers;

                  (8) Whether the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Article FOURTH, and if subject to additional restrictions, the extent of such additional restrictions; and

                  (9) Any other relative rights, preferences and limitations of that series.

            (c) Except as otherwise provided by law, or this Certificate of Incorporation or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose, and (ii) shall not be entitled to notice of any meeting of stockholders.

      FIFTH. Incorporator. The name and mailing address of the incorporator are as follows:

                  NAME                         MAILING ADDRESS
                  ----                         ---------------
            Thomas J. Sharbaugh          38th Floor Centre Square West
                                            Philadelphia, PA  19102

      SIXTH. Additional Powers of Board of Directors. The Board of Directors shall have power, without stockholder action, to make By-Laws for the Corporation and to amend, alter or repeal any By-Laws.

      The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

      SEVENTH. Voting by Ballot. Elections of Directors need not be by ballot unless the By-Laws of the Corporation provide otherwise.

      EIGHTH. Right to Amend Certificate of Incorporation. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant tot his Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of May, 1981.


                                       /s/ Thomas J. Sharbaugh            (SEAL)
                                       -----------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      Omni Exploration, Inc., a corporation organized and existing under and by the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that Article THIRD of the Certificate of Incorporation of the Corporation be amended to read as follows:

            The nature of the business or purposes to be conducted or promoted is:

                  Primarily, to engage in the production of oil and gas, but the
            Corporation is also authorized and empowered to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and execute all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

      and further

            RESOLVED, that the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read as follows:

                  The total number of shares of stock which the Corporation
            shall have authority to issue is Sixty Million (60,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock with a par value of $0.01 per share and Ten Million (10,000,000) shares of Preferred Stock with a par value of $0.01 per share.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Omni Exploration, Inc. has caused this certificate to be signed by Gerald Griffin, its President and attested by Stanley Schwartz, Jr., its Secretary, this 5th day of May, 1986.

                                    OMNI EXPLORATION, INC.


                                    By:         /s/ Gerald Griffin
                                         ---------------------------------
                                             Gerald Griffin, President

ATTEST:

By:  /s/ Stanley Schwartz, Jr.
     ----------------------------
        Stanley Schwartz, Jr.
        Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      Omni Exploration, Inc., a corporation organized and existing under and by the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of stockholders for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

            RESOLVED, that Article NINTH of the Certificate of Incorporation be added and approved to read in its entirety as follows:

                  NINTH. A director of this Corporation shall not be personally liable for monetary damages to the Corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or
                  (iv) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The foregoing limitation on liability shall not apply to acts or omissions occurring prior to the effective date of this Article Ninth.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

      THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Omni Exploration, Inc. has caused this certificate to be signed by Harold L. Levin, its Chairman of the Board, and attested by Stanley Schwartz, Jr., its Secretary, this 7th day of August, 1987.

                                    OMNI EXPLORATION, INC.


                                    By:         /s/ Harold L. Levin
                                         -----------------------------------
                                                  Harold L. Levin
                                               Chairman of the Board

ATTEST:

By:  /s/ Stanley Schwartz, Jr.
     --------------------------
        Stanley Schwartz, Jr.
        Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

OMNI EXPLORATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is ORGANIZATION SERVICES, INC. and the present registered office of the corporation is in the county of New Castle. The Executive Committee of The Board of Directors of OMNI EXPLORATION, INC. adopted the following resolution on the 26th day of October 1987.

            Resolved, that the registered office of OMNI EXPLORATION, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, OMNI EXPLORATION, INC. has caused this statement to be signed by Richard Blackstone, its Vice President and attested by Stanley Schwartz, Jr., its Secretary this 26th day of October 1986.

                                    By      /s/ Richard Blackstone
                                       --------------------------------
                                                Vice President
                                              Richard Blackstone

ATTEST:

By    /s/ Stanley Schwartz, Jr.
  ----------------------------------
             Secretary
       Stanley Schwartz, Jr.

                          CERTIFICATE OF DESIGNATION OF
              PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK OF
                             OMNI EXPLORATION, INC.

                          ----------------------------
                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                          ----------------------------

      OMNI EXPLORATION, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated Series A Preferred Stock:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by its Certificate of Incorporation, the Board hereby designates and authorizes for issuance 200,000 shares of Series A Preferred Stock, which shall have the relative rights, preferences and limitations set forth as follows:

            SECTION 1. Designation. The series of Preferred Stock shall be designated and known as "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be 200,000.

            SECTION 2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distributions of any of the assets or surplus funds of the corporation to the holders of the Common Stock of the corporation, by reason of their ownership thereof, an amount equal to $15 per share.

            All of the preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding-up. After the payment or the setting apart of payment to the holders of the Series A Preferred Stock of the preferential amounts so payable to them, the holders of the Common Stock shall share ratably all remaining assets of the corporation with no right of participation accruing to any holder of Series A Preferred Stock.

            If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

            SECTION 3. Conversion. The holders of shares of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof at the office of the corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing fifteen dollars ($15) by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be one dollar and fifty five cents ($1.55). Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

                  (b) Mechanics of Conversion. No fractional shares of Common
            Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the average of the highest ask price and the lowest bid price (or average of the highest price and lowest price for the Common Stock, if the shares a listed on an exchange or quoted on an automated quotation system) for the trading day immediately prior to the date the duly endorsed stock certificate for the shares of Series A Preferred Stock to be converted are properly surrendered to the corporation. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (c) Adjustments to Series A Conversion Price for Diluting
            Issues:

                        (i) Special Definitions. For purposes of this Subsection
                  3(c) the following definitions shall apply:

                              (1) "Option" shall mean rights, options or
                        warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                              (2) "Original Issue Date" for the Series A
                        Preferred Stock shall mean the date on which the first share of said Series A Preferred Stock was originally issued.

                              (3) "Convertible Securities" shall mean any
                        evidences of indebtedness, shares (other than Common stock and Series A Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                              (4) "Additional Shares of Common Stock" shall mean
                        all shares of Common Stock issued (or, pursuant to Subsection 3(c)(iii), deemed to be issued) by the corporation after the Original Issue Date, but shall not include shares of Common Stock issued or issuable:

                                    (A) upon conversion of shares of Series A
                              Preferred Stock; and

                                    (B) by way of dividend or other distribution
                              on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (A) or this clause (B) or on shares of Common Stock so excluded.

                        (ii) No adjustment of Series A Conversion Price. No
                  adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the Series A Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share.

                        (iii) Issue of Securities Deemed Issue of Additional
                  Shares of Common Stock.

                              (1) Options and Convertible Securities. In the
                        event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of

                        Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 3(c)(v) hereof), of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) no further adjustment in the Series A
                              Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) if such Options or Convertible
                              Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) upon the expiration of any such options
                              or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall upon such expiration, be recomputed as if:

                                          (I) in the case of Convertible
                                    Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                          (II) in the case of Options for
                                    Convertible Securities only the Convertible
                                    Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Subsection 3(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                    (D) no readjustment pursuant to clause (B)
                              or (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or, (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                    (E) in the case of any Options which expire
                              by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                                    (F) if such record date shall have been
                              fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Conversion Price shall be adjusted pursuant to this Subsection 3(c)(iii) as of the actual date of their issuance.

                              (2) Stock Dividends, Stock Distributions and
                        Subdivisions. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                    (A) in the case of any such dividend or
                              distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                    (B) in the case of any such subdivision, at
                              the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                        If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Conversion Price shall be adjusted pursuant to this Subsection 3(c)(vi) as of the time of actual payment of such dividend.

                        (iv) Adjustment of Series A Conversion Price of Series A
                  Preferred Stock Upon Issuance of Additional Shares on Common Stock. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to SUBSECTION 3(c)(iii), without consideration or for a consideration per share less than the Series A Conversion Price for shares of Series A Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price for shares of Series A Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares are issued.

                        (v) Determination of Consideration. For purposes of this
                  SUBSECTION 3(c), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1) Cash and Property. Such consideration shall:

                                    (A) insofar as it consists of cash, be
                              computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of property other
                              than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (C) in the event Additional Shares of Common
                              Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                              (2) Options and Convertible Securities. The
                        consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to SUBSECTION 3(c)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                    (A) the total amounts, if any, received or
                              receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (B) the maximum number of shares of Common
                              Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (vi) Adjustments for Dividends, Distributions,
                  Subdivisions, Combinations or Consolidation of Common Stock.

                              (1) Stock Dividends, Stock Distributions or
                        Subdivisions. In the event the corporation shall issue Additional Shares of Common Stock pursuant to SUBSECTION 3(c)(iii)(2) in a stock dividend, stock distribution or subdivision, the Series A Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased.

                              (2) Combinations or Consolidations. In the event
                        the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                        (vii) Adjustment for Merger or Reorganization, etc. In
                  case of any consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger, or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (d) No Impairment. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this SECTION 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

                  (f) Notice of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (g) Common Stock Reserved. The corporation shall reserve and keep available, out of its authorized Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.

            SECTION 4. Mandatory Conversion. Upon the third anniversary of the initial issuance of the Series A Preferred Stock, the holders of shares of Series A Preferred Stock will be required to convert their shares of Series A Preferred Stock into shares of Common Stock at the Series A Conversion Price in effect on the third anniversary of the initial issuance of the Series A Preferred Stock. On the third anniversary of the initial issuance of the Series A Preferred Stock, outstanding shares of Series A Preferred Stock will represent only the right to receive the number of shares of Common Stock into which such shares are convertible.

            SECTION 5.  Voting Rights.

                  (a) Voting Rights. Except as otherwise provided by law, the holders of shares of Series A Preferred Stock and the holders of Common Stock shall be entitled to vote upon any matter submitted to a shareholder for a vote on the following basis:

                        (i) holders of Common Stock shall have one vote per share; and

                        (ii) holders of Series A Preferred Stock shall have that
                  number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible on the record date of the shareholder meeting.

                  (b) Notice. The holders of Series A Preferred Stock shall, concurrent with holders of Common Stock, be entitled to receive notice of all meetings of the shareholders.

                  (c) Class Voting. There shall be no class voting except as required by law.

            SECTION 6. Cash Dividend Rights. Each share of Series A Preferred Stock shall participate in cash dividends out of assets of the corporation legally available for payment, when and as declared, to be paid on the Common Stock, as if such share of Series A Preferred Stock were fully converted into shares of Common Stock on the record date for the cash dividend on the Common Stock. No cash dividends shall be declared or paid, per share, on the Common Stock unless at the same time a like amount of cash dividends per share of Common Stock into which an outstanding share of Series A Preferred Stock is convertible is paid on each outstanding share of Series A Preferred Stock.

            SECTION 7.  Redemption Rights.

                  (a) Right of Redemption. Share of Series A Preferred Stock may
            be redeemed at the election of the corporation as a whole or from time to time in part at any time after the date of the first share of Series A Preferred Stock is issued, and the Redemption Price as specified in SUBSECTION 7(b).

                  (b) Redemption Price. The Redemption price for shares of
            Series A Preferred Stock shall be $18.00 per share.

                  (c) Notice of Redemption. The corporation will mail by
            registered mail written notice of each redemption of Series A Preferred Stock to each record holder of Series A Preferred Stock not more than 50 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the corporation's option, the corporation will become obligated to redeem the total number of Series A Preferred Stock specified therein at the time of redemption specified therein (the "Redemption Date"). In case fewer than the total number of Series A Preferred Stock represented by any certificate are redeemed, the corporation will issue a new certificate representing the number of unredeemed Series A Preferred Stock to the holder thereof without cost to such holder.

                  (d) Dividends After Redemption Date. No share of Series A
            Preferred Stock is entitled to any cash dividends accruing after its Redemption Date. On such Redemption Date, all rights of the holder of such share will cease, and such share will not be deemed to be outstanding.

                  (e) Redeemed or Otherwise Acquired Series A Preferred Stock.
            Any share of Series A Preferred Stock that is redeemed or otherwise acquired by the corporation will be canceled and will not be reissued, sold or transferred.

                  (f) Determination of the Number of Shares to Be Redeemed from
            Each Holder. Except as otherwise provided herein, the number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of Series A Preferred Stock determined by multiplying the total number of Series A Preferred Stock to be redeemed times a fraction, the numerator of which will be the total number of Series A Preferred Stock then held by such holder and the denominator of which will be the total of Series A Preferred Stock then outstanding.

            SECTION 8. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

      IN WITNESS WHEREOF, OMNI EXPLORATION, INC. has caused this Certificate of Designation of Preferences and Rights of Series A Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 29th day of September, 1992.

                                         OMNI EXPLORATION, INC.

                                         By:      /s/ Michael R. Gilbert
                                              -------------------------------
                                               Michael R. Gilbert, President

(Corporate Seal)


ATTEST:

           /s/ Susan H. Rader
-----------------------------------------
       Susan H. Rader, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             OMNI EXPLORATION, INC.

      OMNI EXPLORATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

      FIRST: That Board of Directors of OMNI EXPLORATION, INC. duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of said corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

            RESOLVED, that Article FOURTH of the Certificate of Incorporation of this Corporation be amended to add a new paragraph at the end of Article FOURTH, which new paragraph shall read in its entirety as follows:

                  As of the effectiveness of this Certificate of Amendment (the
            "Effective Time"), each outstanding share of Common Stock of the Corporation issued immediately prior to the Effective Time (including shares held in the treasury of the Corporation) shall automatically be reclassified as and changed into 1/1000th of a share of Common Stock of the Corporation, par value $0.01 per share, without any action on the part of the holder thereof; provided, however, that fractional shares of Common Stock will not be issued and each person who otherwise would hold a fractional share of Common Stock after the Effective Time shall be entitled to receive in lieu thereof cash in the amount equal to such fractional interest multiplied by $90.00.

      SECOND: That thereafter pursuant to a resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

      THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the Effective Time of this Amendment shall be 4:35 p.m. Eastern Daylight Time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, OMNI EXPLORATION, INC. has caused this certificate to be signed by Michael R. Gilbert, its President, and Susan H. Rader, its Secretary, this 29th day of September, 1992.


                                           OMNI EXPLORATION, INC.

                                           By:    /s/ Michael R. Gilbert
                                               ------------------------------
                                                Michael R. Gilbert, President

ATTEST:  /s/ Susan H. Rader
         --------------------------------
         Susan H. Rader, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             OMNI EXPLORATION, INC.

      OMNI EXPLORATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

      FIRST: That the Board of Directors of OMNI EXPLORATION, INC. duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of said corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

            RESOLVED, that Article FOURTH of the Certificate of Incorporation of this Corporation be amended to add a new paragraph at the end of Article FOURTH, which new paragraph shall read in its entirety as follows:

                  As of the effectiveness of this Certificate of Amendment (the
            "Effective Time"), each outstanding share of Common Stock, par value $0.01 per share, of the Corporation issued immediately prior to the Effective Time (including shares held in the treasury of the Corporation) shall automatically be reclassified as and changed into 70 validly issued, fully paid and nonassessable shares of Common Stock of the Corporation, par value $0.01 per share, without any action on the part of the holder hereof. Upon the effectiveness of this amendment, each certificate representing shares of Common Stock immediately prior to the effectiveness of this amendment shall represent such number of shares of Common Stock, par value $0.01 per share, as is equal to such number of shares of Common Stock held immediately prior to the effectiveness of this amendment multiplied by 70.

      SECOND: That thereafter pursuant to a resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

      THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the Effective Time of this Amendment shall be 4:45 p.m. Eastern Daylight Time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, OMNI EXPLORATION, INC. has caused this certificate to be signed by Michael R. Gilbert, its President, and Susan H. Rader, its Secretary, this 29th Day of September, 1992.


                                         OMNI EXPLORATION, INC.

                                         By:       /s/ Michael R. Gilbert
                                              --------------------------------
                                                Michael R. Gilbert, President

ATTEST:         /s/ Susan H. Rader
           -----------------------------
           Susan H. Rader, Secretary

                              CERTIFICATE OF MERGER
                                       OF
                             CAIRN ENERGY USA, INC.
                            (A DELAWARE CORPORATION)
                                      INTO
                             OMNI EXPLORATION, INC.
                            (A DELAWARE CORPORATION)

      The undersigned corporation organized and existing under the General Corporation Law of the State of Delaware hereby certifies that:

      FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

                NAME                             STATE OF INCORPORATION
                ----                             ----------------------
      CAIRN ENERGY USA, INC.                            Delaware
      OMNI EXPLORATION, INC.                            Delaware

      SECOND: That an Agreement and Plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD: That the surviving corporation in the merger is OMNI EXPLORATION, INC.

      FOURTH: That the Certificate of Incorporation of OMNI EXPLORATION, INC. in effect immediately prior to the merger shall be the Certificate of Incorporation of the surviving corporation; except that, upon the effectiveness of this Certificate of Merger, Article FIRST of the surviving corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:

            FIRST. Name. The name of the Corporation is Cairn Energy USA, Inc.

      FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, which is located at 8325 Douglas Ave., Suite 1221, Dallas, Texas 75225.

      SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: That the effective time of this Certificate of Merger shall be 4:55 p.m. Eastern Daylight Time on the date this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

Dated September 29, 1992

                                         OMNI EXPLORATION, INC.

                                         By:        /s/ Michael R. Gilbert
                                              ---------------------------------
                                                Michael R. Gilbert, President

ATTEST:      /s/ Susan H. Rader
        ------------------------------
          Susan H. Rader, Secretary

                            CERTIFICATE OF CORRECTION
              FILED TO CORRECT A CERTAIN INACCURACY OR ERROR IN THE
        CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES A
                                 PREFERRED STOCK
                                       OF
                             CAIRN ENERGY USA, INC.


      Cairn Energy USA, Inc., formerly Omni Exploration, Inc. and a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY THAT:

      1. That name of the corporation is Cairn Energy USA, Inc.

      2. The Certificate of Designation of Preferences and Rights of Series A Preferred Stock of Omni Exploration, Inc., which was filed by the Secretary of State of the State of Delaware on September 29, 1992 and recorded in the office of the Recorder of Deeds of New Castle County, Delaware on September 29, 1992 (the "Certificate"), requires correction as permitted by subsection (f) of
Section 103 of the General Corporation Law of the State of Delaware.

      3. The inaccuracy or defect to be corrected in the Certificate is as follows:

            A. Subsection 3(a) of the Certificate omitted the words "On or after the first anniversary of the first issuance of shares of Series A Preferred Stock" at the beginning of such subsection and consequently such omitted words need to be inserted before the first word of Subsection 3(a), "Each," and "Each" needs to begin with a lowercase letter.

            B. The last word of Subsection 3(c)(vi)(1) should have been "decreased" instead of "increased."

            C. The last word of Subsection 3(c)(vi)(2) should have been "increased" instead of "decreased."

      4. The pertinent subsections of the Certificate in corrected form are as follows:

            A. Subsection 3(a) of the Certificate is corrected as follows:

                  SECTION 3. Conversion. The holders of shares of Series A
            Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        (a) Right to Convert. On or after the first anniversary
                  of the first issuance of shares of Series A Preferred Stock, each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof at the office of the corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing fifteen dollars ($15) by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be one dollar and fifty five cents ($1.55). Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

            B. Subsection 3(c)(vi)(1) of the Certificate is corrected as follows:

                              (1) Stock Dividends, Stock Distributions or
                        Subdivisions. In the event the corporation shall issue Additional Shares of Common Stock pursuant to SUBSECTION 3(c)(III)(2) in a stock dividend, stock distribution or subdivision, the Series A Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

            C. Subsection 3(c)(vi)(2) of the Certificate is corrected as follows:

                              (2) Combinations or Consolidations. In the event
                        the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

      Signed and attested to on November 9, 1992.


                                         Cairn Energy, Inc.
                                         formerly Omni Exploration, Inc.

                                                /s/ Michael R. Gilber
                                         -----------------------------------
                                            Michael R. Gilbert, President

ATTEST:

           /s/ Susan H. Rader
-----------------------------------------
       Susan H. Rader, Secretary

                                     - 2 -